Exhibit 1.1

Armada Hoffler Properties, Inc.

Common Stock
($0.01 par value per share)

6.75% Series A Cumulative Redeemable Perpetual Preferred Stock

($0.01 par value per share)

AMENDMENT NO. 1 TO

ATM EQUITY OFFERING SALES AGREEMENT

February 28, 2023

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Regions Securities LLC

615 S. College St, Suite 600

Charlotte, North Carolina 28202

As Agents

Jefferies LLC

520 Madison Avenue

New York, New York 10022

As Forward Purchaser

Ladies and Gentlemen:

Reference is made to the ATM Equity Offering Sales Agreement, dated as of March 10, 2020 (the “Agreement”), by and among Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership”) and each of Jefferies LLC, Robert W. Baird & Co. Incorporated and Regions Securities LLC as sales agent, forward seller (in the case of Jefferies LLC) and/or principal, and (ii) Jefferies LLC in its capacity as Forward Purchaser (together with the Company and the Operating Partnership, the “Parties”) related to the issuance and sale of the Company’s common stock, par value $0.01 per share, and the Company’s 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 1 to ATM Equity Offering Sales Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Agent and the Forward Purchaser that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

SECTION 2. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

(a)	The first sentence of the fifth paragraph of the Agreement is hereby amended to replace the reference to the “automatic shelf registration statement on Form S-3 (Registration No. 333-236982)” with “the automatic shelf registration statement on Form S-3 (File No. 333-270080)” in lieu thereof;

(b)	References in the Agreement to: “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, as amended by the prospectus supplement filed most recently with the Commission in accordance with Sections 3(b), 3(c) or 3(n) of the Agreement, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

(c)	Section 1(w) of the Agreement is hereby amended and restated in its entirety to read as follows:

Reserved.

(d)	Section 1(rr) of the Agreement is hereby amended and restated in its entirety to read as follows:

Organization as a REIT. The Company has been organized and operated in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for each of its taxable years ended December 31, 2013 through the most recently completed taxable year covered by the Company’s most recent Annual Report on Form 10-K. The present and proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2023 and thereafter.

(e)	Section 10(b) is hereby amended and restated in its entirety to read as follows:

Notices to the Forward Purchaser shall be directed to: c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with copies to CorpEqDeriv@jefferies.com and SETG-US@jefferies.com; and with a copy also to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, Facsimile: (617) 523-1231, Attention: Scott C. Chase, Esq.

(f)	Section 10(c) is hereby amended and restated in its entirety to read as follows:

Notices to the Company shall be directed to it at:

Armada Hoffler Properties, Inc.

222 Central Park Avenue, Suite 2100

Virginia Beach, Virginia 23462

Facsimile: (757) 424-2513

Attention: Louis S. Haddad

with a copy to the Company’s counsel at:

Morrison & Foerster LLP

2100 L Street, NW

Suite 900

Washington, D.C. 20037

Facsimile: (202) 887-0763

Attention: Justin R. Salon, Esq.

SECTION 3. No Other Amendments; References to Agreements. This Amendment and the Agreement as amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

SECTION 5. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 6. Consent to Jurisdiction; Waiver of Immunity. Each of the Transaction Entities and the Agents agree that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Agreement shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Transaction Entities and the Agents irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 7. Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon each Party hereto and their successors and assigns and any successor or assign of any substantial portion of the Party’s respective businesses and/or assets.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchaser and the Transaction Entities in accordance with its terms.

Very truly yours,

Armada Hoffler Properties, Inc.

By:	/s/ Louis S. Haddad
	Name:	Louis S. Haddad
	Title:	President and Chief Executive Officer

Armada Hoffler, L.P.

By:	Armada Hoffler Properties, Inc., its general partner

By:	/s/ Louis S. Haddad
	Name:	Louis S. Haddad
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Equity Offering Sales Agreement]

Accepted as of the date hereof:
Jefferies LLC		Jefferies LLC

By:	/s/ Donald Lynaugh	By:	/s/ Donald Lynaugh
	Name: Donald Lynaugh		Name: Donald Lynaugh
	Title: Managing Director		Title: Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

As Agent

Regions Securities LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

As Agent

[Signature Page to Amendment No. 1 to Equity Offering Sales Agreement]